As filed with the U.S. Securities and Exchange Commission on December 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2642541
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(732) 889-3111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Wendland

Chief Executive Officer

Tharimmune, Inc.

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(732) 889-3111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yuta N. Delarck Esq.

Lynwood Reinhardt, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Tel: (212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated December 5, 2025

Up to 176,934,358 Shares of Common Stock

The selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”) named in this prospectus may use this prospectus to offer and resell from time to time up to 176,934,358 shares of our common stock, par value $0.0001 per share (“common stock”), which are comprised of (i) 25,315,642 shares (the “PIPE Shares”) of our common stock, (ii) 151,456,115 shares of our common stock (the “Pre-Funded Warrant Shares”) of our common stock issuable upon exercise of certain pre-funded warrants (the “Pre-Funded Warrants”), and (iii) 162,601 shares of common stock (the “RSU Shares”) issuable upon vesting of certain restricted stock units (“RSUs”).

The PIPE Shares and the Pre-Funded Warrants were offered in connection with a PIPE Transaction (as defined below), pursuant to the Subscription Agreements (as defined below) dated November 3, 2025. In connection with the PIPE Transaction, the Company also issued the RSUs to Clear Street LLC, as its placement agent.

We refer to the PIPE Shares, Pre-Funded Warrant Shares and the RSU Shares, collectively as the “Securities” in this prospectus.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of Securities by the Selling Stockholders.

The Selling Stockholders may offer the Securities from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Securities on behalf of the selling stockholder. However, does not necessarily mean that the Selling Stockholders will offer or sell their Securities under this registration statement or at any time in the near future. We provide more information about how the Selling Stockholders may sell their Securities in the section entitled “Plan of Distribution” on page 13.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the Securities pursuant to this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “THAR.” On December 4, 2025, the last reported sale price of our common stock was $2.47 per share.

We are a “smaller reporting company” and an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our common stock involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) before you invest in our common stock. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

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ABOUT THIS PROSPECTUS

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Tharimmune, Inc., a Delaware corporation, unless the context requires otherwise.

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus before buying any of Securities being offered.

The Selling Stockholders in this prospectus may offer and sell up to 176,934,358 shares of our common stock pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our common stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our common stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our common stock offered by this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will,” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement include but are not limited to statements relating to: the adoption of a digital asset treasury, our future growth and operational progress, our ability to compete effectively, our future expenses and cash flow, our ability to become profitable, our future financing arrangements, any future stock price, fluctuations in the market price of Canton Coin, our ability to build commercial infrastructure, failure to realize the anticipated benefits of the digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to our operations and business, including the highly volatile nature of the price of Canton Coin and other cryptocurrencies; the risk that the price of the our common stock may be highly correlated to the price of the digital assets that we hold.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. You should carefully read this prospectus supplement, the accompanying prospectus, any future prospectus supplement and any related free writing prospectus and with the understanding that our actual future results may materially differ from what we expect. Except as required by law, we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

This prospectus may include market data and certain industry data and forecasts, which we may obtain from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. While we believe that such studies and publications are reliable, we have not independently verified market and industry data from third-party sources.

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PROSPECTUS SUMMARY

Overview

We are the first publicly traded company to leverage Canton Coin (“CC”) and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development.

Canton-centric Digital Asset Treasury Strategy

The PIPE Transaction

On November 3, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 25,966,048 shares of common stock, at an offering price of $3.075 per Cash Share (the “Per Share Cash Purchase Price”); and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of common stock (the “Cash Pre-Funded Warrant Shares”), at an offering price of the Per Share Cash Purchase Price less $0.0001 per Cash Pre-Funded Warrant Share.

On November 3, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreement, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) pre-funded warrants (the “Crypto Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of common stock (the “Crypto Pre-Funded Warrant Shares” and together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”), at an offering price. In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Canton Coin to the Company as consideration for the Pre-Funded Warrants. We issued a total of 151,456,115 Pre-Funded Warrants in the PIPE Transaction.

Each of the Pre-Funded Warrants is exercisable for one share of common stock at the exercise price of $0.0001 per Pre-Funded Warrant Share. The Cash Pre-Funded Warrants are immediately exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein. The Crypto Pre-Funded Warrants will become exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein, upon receipt of shareholder approval. If shareholder approval has not been obtained by May 13, 2026, the Company will, subject to applicable laws, redeem the outstanding Crypto Pre-Funded Warrants, with the redemption amount paid in Canton Coin.

The PIPE Transaction closed on November 6, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $545 million before transaction fees and expenses. The following amounts from the proceeds of the PIPE Transaction will be allocated for use of the Company’s continued historical business operations, including existing management’s compensation: (i) all cash of the Company from immediately preceding the closing up to $6 million and (ii) $6 million from the proceeds of closing. The balance of the offering proceeds will be used to pay transaction expenses and to acquire CC and implement and execute a CC treasury strategy. The Company intends to operate as a Super Validator and run additional Validators on the Canton Network as a mechanism to obtain additional Canton Coin.

Canton-centric Digital Asset Treasury Strategy

We believe that the Canton Network’s blockchain technology is transforming the future of global finance, connecting some of the world’s most trusted institutions on a single, secure, and interoperable blockchain. With trillions in assets on the chain and the support of leading institutions, the Canton Network delivers real-world performance, privacy, and atomic settlements. Our strategic digital asset reserve of Canton Coin (“CC”), a utility token used to support interoperability and settlement across the Canton Network, reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency in global markets.

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Canton Network is a public, permissionless blockchain with privacy proven to work at institutional scale. Unlike traditional public blockchains, Canton operates as a “network of networks,” where independently governed applications interoperate securely through decentralized public infrastructure called the Global Synchronizer. Major institutions, fintechs and a fast-growing builder community create applications on Canton to transact and synchronize assets and data atomically, 24/7, with highly configurable privacy. Today, applications running on Canton enable cross-market settlement and asset mobility without compromising confidentiality and process more than $6 trillion in tokenized real-world assets, including over $350 billion in daily U.S. Treasury repo. The Global Synchronizer is independently stewarded by the neutral Canton Foundation, which facilitates open governance, covering protocol oversight and improvement proposals.

Canton’s protocol implements ‘proof-of-stakeholder’ validation which, unlike traditional proof-of-stake networks, ensures that only the parties to a transaction can see and validate it. The Global Synchronizer uses Byzantine Fault Tolerant consensus to time-order cross-application transactions, keep participants in sync and prevent conflicts. It doesn’t replicate and broadcast all data globally; it coordinates proofs between participants, ensuring everyone reaches the same outcome, while always preserving privacy. CC is the native utility token of the network, used to pay traffic fees for the Global Synchronizer, and to reward those who contribute measurable utility to the ecosystem. Every coin in circulation is earned through network participation only. Such participation includes participation as application providers building high utility apps, users driving activity and infrastructure operators. CC’s fair-launch and incentive alignment across the network anchors the token in real-world transactions and utility over speculation.

CC supply follows a declining issuance curve designed to reward early contributors while trending toward long-term sustainability. CC issuance started high to bootstrap participation and app development, then halves periodically (with the next halving in January 2026) to balance inflation and burn. The share of new CC issuances is now shifting from favoring Super Validators (those who operate network infrastructure) to applications and users. Unlike other networks, two-thirds of total supply over the first 10 years is available as rewards for app providers and users, with a third to Super Validators.

CC follows a burn-and-mint equilibrium model that ties supply to verified network activity rather than fixed inflation or pre-minted reserves. It provides a dynamic balance between fixed, dollar-denominated fees, and a floating CC market price against a known issuance curve. Fees are fixed in $ terms, with users paying a set $ / MB for transactions that use the Global Synchronizer. The quantity of CC burned depends on market price: Users pay for network fees by burning the $USD equivalent of CC amount at the onchain conversion rate. If the price is too high relative to onchain activity, then mint exceeds burn (net inflation), creating downward pressure on price. If price is too low relative to activity, then burn exceeds mint (net deflation), creating upward pressure on price. Over time, the system seeks an equilibrium where long-run net supply change approaches zero. Because equilibrium can occur at different price/ activity combinations, the ultimate total CC supply is not predetermined. This mechanism ensures that Canton’s token economy remains sustainable and utility-aligned, with disciplined supply growth tied directly to real network activity.

Our Canton digital asset strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. In addition, we intend to execute a diverse strategy that, along with CC acquisition via capital markets activities, includes generation of CC rewards by applying to be a Super Validator and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.

Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on developing a portfolio of therapeutic candidates for inflammation and immunology. The strategy is designed to supplement our capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in the Canton Network may offer strategic advantages for product development and global expansion.

ATM Program

On November 6, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”), by and among the Company, Clear Street LLC (“Clear Street”) and President Street Global, LLC (“President Street”, and with Clear Street, each an “Agent”) in relation to the offer and sale of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $64,910,161 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act (the “ATM Program”). On December 3, 2025, President Street provided a notice pursuant to the Sales Agreement to terminate its role as an Agent.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the ATM Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the ATM Shares through the Agent in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agent has an obligation to sell any of the ATM Shares in the ATM Offering. No assurance can be given that the Company will sell any ATM Shares under the Sales Agreement, or, if it does, as to the price or the amount of ATM Shares that it sells or the dates when such sales will take place. The Company or the Agent may suspend or terminate the ATM Offering upon notice to the other parties and subject to other conditions. The Agent will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

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The Company has agreed to pay the Agent’s commissions for its respective services in acting as Agent in the sale of the ATM Shares in the amount of up to 3.0% of the aggregate gross proceeds it receives from the sale of the ATM Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

Advisory Agreement

On December 3, 2025, the Company entered into a letter agreement with President Street, pursuant to which it agreed to pay President Street an advisory fee in the amount of $1,000,000 in two installments: $500,000 upon the Company’s first submission of a sales notice and $500,000 within five business days after the Company has sold an aggregate of $50,000,000 of shares pursuant to the Sales Agreement.

Therapeutic Candidate Developments

In addition to being a Canton-centric digital asset treasury company, we also develop therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, we entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”). With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis (“PBC”). In parallel to this strategy, we engaged and received positive feedback in March 2025 from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”).

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which, we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology (“IO”) targets including human epidermal growth factor (“EGF”) receptor 2 (“HER2”), human EGF receptor 3 (“HER3”) and programmed cell death protein 1 (“PD-1”). We are developing antibodies including bispecific antibodies, antibody drug conjugates (“ADCs”) and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor (“VEGF”) antibody which targets both receptors.

Management Changes

In connection with entry into the PIPE Transaction and adoption of the digital asset treasury strategy, Sireesh Appajosyula resigned as Chief Executive Officer, and continues with the Company as a Director and the Interim Chief Financial Officer, as well as Chief Executive Officer of Gravitas Life Sciences, Inc., a subsidiary of the Company. The Board of Directors of the Company appointed Mark Wendland as Chief Executive Officer and Mark Toomey as President, effective as of November 6, 2025, to oversee our digital asset treasury strategy. In addition, on November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the Board of Directors and Mr. Wendland was appointed to serve as Director.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.tharimmune.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and the Prospectus Supplement filed with the SEC on November 7, 2025 with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K and the Prospectus Supplement filed with the SEC on November 7, 2025.

Risks Related to This Offering and Our Common Stock

The price of our common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future, through our ATM Program or other means, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of our common stock in this offering. We may sell through our ATM Program or other means, additional shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by the Selling Stockholders, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exchangeable for our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience future dilution.

In addition, the sale of shares our common stock in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of our common stock, or the perception that those shares may be sold, will have on the market price of our common stock.

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Sales of our common stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our common stock to fall.

On November 6, 2025, we entered into a ATM Sales Agreement with Clear Street LLC and President Street Global LLC pursuant to which we may offer and sell the ATM Shares from time to time. Continued sales of our common stock, if any, under the ATM Program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. Future sales of our common stock are not guaranteed, and there are no firm commitments to receive funding under the ATM Program. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

The sale or availability for sale of a substantial number of shares of our common stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our common stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our common stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our common stock.

Market price of our common stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our common stock at or above the price at which they purchased their shares of our common stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our common stock, the price of our stock and trading volume could decline.

The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our common stock or change their opinion of our common stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Resales of our common stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of common stock to fall.

Sales of a substantial number of shares of common stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of common stock could result in resales of our shares of common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of common stock.

7

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by Selling Stockholders. The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of common stock. We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

We, and not the Selling Stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus and any accompanying prospectus supplement, but the Selling Stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of common stock.

8

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders consist of the (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares, and (iii) the RSU Shares.

We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Pre-funded Warrants, the PIPE Shares and the RSUs, or as otherwise set forth herein, the Selling Stockholders has not had any material relationship with us within the past three years.

This prospectus generally covers the resale of the maximum number of the sum of (i) the number of shares of common stock issued to the Selling Stockholders, and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of our securities, as of December 2, 2025, assuming exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants, the Selling Stockholders may not exercise such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Pre-funded Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

9

	Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock To Be Sold Pursuant to	Common Stock Beneficially Owned After the Offering
Name Of Selling Stockholder	Number	%	This Prospectus	Number	%
Alex Productions, LLC (2)	121,951	*	121,951	-	*
Amelia Kalnoki	126,016	*	126,016	-	*
Anton Katz	16,260	*	16,260	-	*
ARK Venture Fund (3)	3,252,033	1.73	3,252,033	-	*
Berggruen Holdings (4)	1,626,016	*	1,626,016	-	*
Broadridge Securities Processing Solutions, LLC (5)	17,258,228	9.18	17,258,228	-	*
Bryant Street Capital Management LP (6)	292,683	*	292,683	-	*
Canton Foundation (7)	8,194,959	4.36	8,194,959	-	*
CCJEDS LLC (8)	325,203	*	325,203	-	*
Challenger Deep Kaiko Inc. (9)	252,033	*	252,033	-	*
Clear Street LLC (10)	1,788,617	*	1,788,617	-	*
Copper Markets (Switzerland) AG (11)	2,520,325	1.34	2,520,325	-	*
Crescent Valley Capital LLLP (12)	650,407	*	650,407	-	*
CXGL Holdings LP (13)	9,776,098	5.20	9,756,098	20,000	*
Digital Asset (US) Corp. (14)	15,121,951	8.05	15,121,951	-	*
DRW Canton Investments LLC (15)	17,258,228	9.18	17,258,228	-	*
Joris Delanoue (16)	630,081	*	630,081	-	*
Five North SV, LLC (17)	1,512,195	*	1,512,195	-	*
Ilan Shalit	975,610	*	975,610	-	*
IntellectEU Inc (18)	325,203	*	325,203	-	*
JSA Revocable Trust UAD 10/15/2001 (19)	325,203	*	325,203	-	*
Lamine Brahimi	24,390	*	24,390	-	*
Entities affiliated with LCV Blockchain Management, LLC(20)	17,258,228	9.18	17,258,228	-	*
Legacy Worldwide Investments II Ltd. (21)	16,406,341	8.73	16,406,341	-	*
Lending Market Technology Inc. (22)	37,802	*	37,802	-	*
Leo Mizuhara	3,024,390	1.61	3,024,390	-	*
Lukka, Inc.(23)	1,008,130	*	1,008,130	-	*
Miami International Holdings, Inc. (24)	1,626,016	*	1,626,016	-	*
Miles Parry	100,813	*	100,813	-	*
MPC Holding, Inc. (25)	504,065	*	504,065	-	*
New Infrastructure I, LLC (26)	6,631,782	3.53	6,631,782	-	*
Obsidian Software LLC (27)	325,203	*	325,203	-	*
Patrick Charles White (28)	378,049	*	378,049	-	*
Palmas Accelerate SPV LLC a series of Palmas SPV LLC(29)	372,358	*	372,358	-	*
Polychain Master Fund I LP (30)	1,626,016	*	1,626,016	-	*
Proof Group Capital Management LLC (31)	650,406	*	650,406	-	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd. (32)	650,406	*	650,406	-	*
Richard L Sandor Revocable Trust (33)	162,601	*	162,601	-	*
RS Trust (34)	162,601	*	162,601	-	*
SBI Middlefield Investment Limited (35)	17,258,228	9.18	17,258,228	-	*
Soofian J. Zuberi	325,203	*	325,203	-	*
Star Investment Series LLC - Series 26 (36)	487,804	*	487,804	-	*
The Tie Inc (37)	100,813	*	100,813	-	*
Tradeweb Markets LLC (38)	8,129,756	4.33	8,129,756	-	*
Thibauld Favre	126,016	*	126,016
Valor R&D Series, LLC - Series JC (39)	1,626,016	*	1,626,016	-	*
7RIDGE Investments 6 (GP) Limited (40)	15,601,625	8.30	15,601,625	-	*

“*” Percentage not listed if less than 1%.

(1)	Applicable percentage ownership is based on based on 187,900,900 total shares outstanding as of December 2, 2025, assuming all warrants to be registered pursuant to this prospectus are exercised and converted into shares of common stock
(2)	Bryan Fogel has voting and investment control of the shares held by Alex Productions, LLC and may be deemed the beneficial owner of such shares. The address of Alex Productions, LLC 21017 Las Flores Mesa Dr Malibu, CA 90265.

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(3)	Catherine D. Wood has voting and investment control of the shares held by ARK Venture Fund and may be deemed the beneficial owner of such shares. The address of ARK Venture Fund is 200 Central Ave Suite 220, St. Petersburg FL 33701.
(4)	Justin Topilow has voting and investment control of the shares held by Berggruen Holdings and may be deemed the beneficial owner of such shares. The address of Berggruen Holdings is Falcon Cliff, Palace Road, Douglas IM2 4CB, Isle of Man.
(5)	Ashima Ghei has voting and investment control of the shares held by Broadridge Securities Processing Solutions, LLC and may be deemed the beneficial owner of such shares. The address of Broadridge Securities Processing Solutions, LLC is 5 Dakota Drive, Lake Success, NY 11042.
(6)	Elie J. Mishaan has voting and investment control of the shares held by Bryant Street Capital Management LP and may be deemed the beneficial owner of such shares. The address of Bryant Street Capital Management LP is 753 Bryant Street, Woodmere, NY 11598.
(7)	Melvis Langyintuo has voting and investment control of the shares held by Canton Foundation and may be deemed the beneficial owner of such shares. The address of Canton Foundation is 2810 N Church St PMB 57274, Wilmington, Delaware, 19802.
(8)	Jay Eisenstadt has voting and investment control of the shares held by CCJEDS LLC and may be deemed the beneficial owner of such shares. The address of CCJEDS LLC is 5th Avenue 34th Floor, New York, NY 11210.
(9)	Ambre Soubiran has voting and investment control of the shares held by Challenger Deep Inc and may be deemed the beneficial owner of such shares. The address of Challenger Deep Inc is 115 W 30th St, New York, NY 10001.
(10)	Clear Street LLC, a Delaware limited liability company (“CS LLC”), is primarily owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC USVI”). Accordingly, CSH LLC, CSG Inc. and CSGC USVI may be deemed to beneficially own the shares held by CS LLC. CSH LLC, CSG Inc. and CSGC USVI disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein. The business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007.
(11)	Dmitry Tokarev has voting and investment control of the shares held by Copper Markets (Switzerland) AG and may be deemed the beneficial owner of such shares. The address of Copper Markets (Switzerland) AG is Theilerstrasse 1A, 6300 Zug, Switzerland.
(12)	Peter Rahal has voting and investment control of the shares held by Crescent Valley Capital LLLP and may be deemed the beneficial owner of such shares. The address of Crescent Valley Capital LLLP is 875 N Michigan Ave, Suite 3250, Chicago, IL 60611.
(13)	Claudio X. Gonzalez Laporte has voting and investment control of the shares held by CXGL Holdings LP and may be deemed the beneficial owner of such shares. The address of CXGL Holdings LP is 1957 Laughlin Park Dr., Los Angeles, CA, 90027, USA.
(14)	Digital Asset (US) Corp. is wholly-owned by Digital Asset Holdings, LLC, a Delaware limited liability company (“DAH LLC”). DAH LLC does not have a control person. It is owned by a disparate group of shareholders, none of whom directly or indirectly, alone or with others, has power to vote or dispose of the securities. The address of Digital Asset (US) Corp. is 107 Greenwich St., 17th Fl., New York, NY 10006.
(15)	Donald R. Wilson, Jr. has voting and investment control of the shares held by DRW Canton Investments LLC and may be deemed the beneficial owner of such shares. The address of DRW Canton Investments LLC is 540 W. Madison St., Ste. 2500, Chicago, IL 60661.
(16)	Represents (i) 126,016 shares of common stock issuable upon the exercise of warrants held by Joris Delanoue, and (ii) 504,065 shares of common stock issuable upon the exercise of warrants held by Fairmint Inc. Mr. Joris Delanoue has voting and investment control of the shares held by Fairmint Inc and may be deemed the beneficial owner of such shares. The address of Fairmint Inc is 8 The Green, Ste 300, DE 19901 DOVER.
(17)	Ioannis Varelashas has voting and investment control of the shares held by Five North SV, LLC and may be deemed the beneficial owner of such shares. The address of Five North SV, LLC is 142 West 57 Street, New York, NY 10019.
(18)	Dirk Avau, Michel Akkermans and Hanna Zubko voting and investment control of the shares held by IntellectEU Inc and may be deemed the beneficial owner of such shares. The address of IntellectEU Inc is 2 S Biscayne Blvd Suite 3200, Miami FL 33131.
(19)	Jeffrey Scott Aronin has voting and investment control of the shares held by JSA Revocable Trust UAD 10/15/2001 and may be deemed the beneficial owner of such shares. The address of JSA Revocable Trust UAD 10/15/2001 is 330 N Wabash Ave. #3500 Chicago, IL 60611.
(20)	Represents (i) 757,724 shares of common stock held by LCV Fund III, L.P., (ii) 4,172,952 shares of common stock issuable upon the exercise of warrants held by LCV Fund III, L.P., and (iii) 12,327,552 shares of common stock issuable upon the exercise of warrants held by LCV Fund VIII, L.P. Murtaza S. Akbar and Emil Woods share voting and investment control of LCV Fund III, L.P. and LCV Fund VIII, L.P. (together, the “LCV Funds”) through the general partner entities of the LCV Funds and may be deemed the beneficial owners of such shares. Each of Messrs. Akbar and Woods disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the LCV Funds is Attn: Murtaza Akbar, 120 East 16th Street, 12th floor, New York, NY 10003.

11

(21)	Represents (i) 1,626,016 shares of common stock, and (ii) 14780325 share of common stock issuable upon the exercise of warrants held by Legacy Worldwide Investments II Ltd. Suna Said has voting and investment control of the shares held by Legacy Worldwide Investments II Ltd. and may be deemed the beneficial owner of such shares. The address of Legacy Worldwide Investments II Ltd. is Jayla Place, Wickham Cay, Road Town, VG1110, Tortola, British Virgin Islands.
(22)	John R. Olesky III has voting and investment control of the shares held by Lending Market Technology Inc. and may be deemed the beneficial owner of such shares. The address of Lending Market Technology Inc. is 801 Brickell Ave Suite 800, Miami, FL 33131.
(23)	Kiet Tran has voting and investment control of the shares held by LUKKA, Inc. and may be deemed the beneficial owner of such shares. The address of LUKKA, Inc. is 999 Vanderbilt Beach Rd., Suite 200, Naples, FL 34108.
(24)	Thomas P. Gallagher is the Chairman and Chief Executive Officer of Miami International Holdings, Inc. with voting and investment control of the shares held by Miami International Holdings, Inc. Mr. Gallagher disclaims beneficial ownership of the shares held by Miami International Holdings, Inc. The address of Miami International Holdings, Inc. is 7 Roszel Road, Suite 1A, Princeton NJ 08540.
(25)	Miles Parry Emil Woods and Murtaza Akbar have the voting and investment control of the shares held by MPC Holding, Inc. and may be deemed the beneficial owner of such shares. The address of MPC Holding, Inc. is 76 Fort Eddy Rd, Concord, New Hampshire, 03301.
(26)	New Infrastructure I, LLC is a subsidiary of Lennar Corporation. The address of New Infrastructure I, LLC is 5505 Blue Lagoon Drive, Miami, Florida 33126.
(27)	Obsidian Software LLC has voting and investment control of the shares held by Obsidian Software LLC and may be deemed the beneficial owner of such shares. The address of Obsidian Software LLC is 151 Calle de San Francisco, Suite 200, Mailbox 1513, San Juan, PR 00901.
(28)	Includes (i) 252,033 shares of common stock issuable upon exercise of pre-funded warrants held by BitAlpha, Inc., and (ii) 126,016 shares of common stock issuable upon exercise of pre-funded warrants held by Patrick Charles White. Mr. White has voting and investment control of the shares held by BitAlpha, Inc. and may be deemed the beneficial owner of such shares. The address of BitAlpha, Inc. is 382 NE 191 Street PMB 61754, Miami FL 33179.
(29)	Jennie Vu has voting and investment control of the shares held by Palmas Accelerate SPV LLC a series of Palmas SPV LLC and may be deemed the beneficial owner of such shares. The address of Palmas Accelerate SPV LLC a series of Palmas SPV LLC is 7720 NE Hwy 99 Ste D PMB 819 Vancouver, WA 98665.
(30)	Olaf Carlson-Wee has voting and investment control of the shares held by Polychain Master Fund I LP and may be deemed the beneficial owner of such shares. The address of Polychain Master Fund I LP is Suite 64375, 548 Market Street, San Francisco CA 94104.
(31)	Noah Jessop has voting and investment control of the shares held by Proof Group Capital Management LLC and may be deemed the beneficial owner of such shares. The address of Proof Group Capital Management LLC is 535 Middlefield Road, Ste 240, Menlo Park, CA 94025.
(32)	Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. (the “RD Master Fund”). Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the RD Master Fund. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by RD Master Fund. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the RD Master Fund is 18 W 18th Street, 6th Floor, New York, NY 10011.
(33)	Richard L Sandor has voting and investment control of the shares held by Richard L Sandor Revocable Trust and may be deemed the beneficial owner of such shares. The address of Richard L Sandor Revocable Trust is 401 Quay Commons, Sarasota FL 34236.
(34)	Charles A. Cheever is the trustee of the RS Trust and may be deemed the beneficial owner of such shares. The address of RS Trust is c/o Choate, Hall & Stewart, LLP, Two International Place, Boston MA 02110.
(35)	SBI Middlefield Investment Limited is a wholly-owned subsidiary of SBI Holdings, Inc., a publicly traded company, and voting and investment control is exercised through its corporate governance structure. The address of SBI Middlefield Investment Limited is Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681 Grand Cayman, KY1-1111, Cayman Islands.
(36)	James A. Star has voting and investment control of the shares held by Star Investment Series LLC - Series 26 and may be deemed the beneficial owner of such shares. The address of Star Investment Series LLC - Series 26 is Apartment 1504, 800 S. Pointe Drive, Miami Beach FL 33139.
(37)	Joshua Frank has voting and investment control of the shares held by The Tie Inc and may be deemed the beneficial owner of such shares. The address of The Tie Inc is 555 Madison Ave. Floor 16 New York, NY 10023.
(38)	Tradeweb Markets Inc. has voting and investment control of the shares held by Tradeweb Markets LLC and may be deemed the beneficial owner of such shares. The address of Tradeweb Markets LLC is 245 Park Avenue, New York, NY 10167.
(39)	Antonio J Gracias, by virtue of his position with affiliated entities that manage the Selling stockholders may be deemed the beneficial owner of such shares. The address of Valor R&D Series, LLC - Series JC is 320 N. Sangamon Street, Suite 1200 Chicago, IL 60607.
(40)	Paul Keltie has voting and investment control of the shares held by 7RIDGE Investments 6 (GP) Limited and may be deemed the beneficial owner of such shares. The address of 7RIDGE Investments 6 (GP) Limited is 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey GY1 2HL.

12

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. “Trading Market” means any of the following markets or exchanges on which the Company’s common stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We are required to pay certain fees and expenses that we incur incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain out-of-pocket losses, claims, damages and liabilities, (including liabilities under the Securities Act) and reasonable and documented costs.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

13

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Pacific Stock Transfer Company whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the sale, from time to time, of the shares of common stock held by the Selling Stockholders named in this prospectus and any applicable prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.tharimmune.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 12, 2025, August 14, 2025, and November 12, 2025 respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025, June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, August 26, 2025 , August 26, 2025, September 5, 2025, September 5, 2025, September 8, 2025, October 6, 2025, October 9, 2025, October 10, 2025, November 3, 2025, November 5, 2025, November 6, 2025, November 7, 2025, and November 10, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC;

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025, as amended on May 2, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.3 of the Annual Report.

All documents subsequently filed by us (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.tharimmune.com. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing at the below address or by telephone at (732) 889-3111:

Tharimmune, Inc.

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

Attention: Corporate Secretary

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176,934,358 Shares of Common Stock

PROSPECTUS

              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Selling Stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$59,131.82
Legal fees and expenses	$200,000.00
Printing fees and expenses	$25,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous fees and expenses	$10,000.00

Total	$314,131.82

Item 15. Indemnification of Officers and Directors.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation, as amended, provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our Certificate of Incorporation and Bylaws will provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending action by or in the right of us by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation, as amended, and bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation, as amended, and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

a) Exhibits.

Exhibit Numbers	Exhibit Description
3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.2	Amendment to Certificate of Incorporation dated August 7, 2019 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.3	Amendment to Certificate of Incorporation dated September 16, 2021 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.4	Amendment to Certificate of Incorporation dated October 11, 2021 (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 15, 2021)
3.5	Bylaws (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.6	Certificate of Amendment to Certificate of Incorporation dated September 21, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2023)
3.7	Certificate of Amendment to Certificate of Incorporation, as amended dated November 17, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2023)
3.8	Certificate of Amendment to Certificate of Incorporation, as amended dated May 22, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024)
3.9	Certificate of Amendment to Certificate of Incorporation, as amended, dated October 10, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 10, 2025)
4.1	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2024)
4.2	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 6, 2024)
4.3	Form of Series A Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 20, 2025)
4.4	Form of Series B Warrant (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 20, 2025)
4.5	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 28, 2025)
4.6	Form of Cash Pre-Funded Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.7	Form of Cryptocurrency Pre-Funded Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.8	Form of Strategic Advisory Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.9	Form of Cash Securities Subscription Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.10	Form of Cryptocurrency Securities Subscription Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.11	Form of Lock-up Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.12	Strategic Advisory Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.13*	Form of Advisory Restricted Stock Units
5.1*	Opinion of Reed Smith LLP
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages to the registration statement)
107*	Filing Fee Table

*	Filed herewith.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on the December 5, 2025.

THARIMMUNE, INC.

By:	/s/ Mark Wendland
Mark Wendland
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark Wendland, as his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Wendland	Chief Executive Officer, Director	December 5, 2025
Mark Wendland	(Principal Executive Officer)

/s/ Sireesh Appajosyula	Interim Chief Financial Officer, Director	December 5, 2025
Sireesh Appajosyula	(Principal Financial and Accounting Officer)

/s/ Vincent LoPriore	Executive Chairman, Director	December 5, 2025
Vincent LoPriore

/s/ Clay Kahler	Director	December 5, 2025
Clay Kahler

/s/ Gary Stetz	Director	December 5, 2025
Gary Stetz

	Director	December 5, 2025
James Gordon Liddy

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